Exhibit 10.2

Execution Copy

STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement (this “Agreement”), dated as of July 21, 2010, is made by and among MDRNA, Inc., a Delaware corporation (the “Company”) and the holders identified on Annex I (together with their respective successors and assigns, the “Holders”; the Holders are each individually referred to herein as a “Holder”).

WHEREAS, The Company, Calais Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Cequent Pharmaceuticals, Inc. (“Cequent”), a Delaware corporation, entered into an Agreement and Plan of Merger, dated March 31, 2010 (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into Cequent, and Cequent will be the surviving entity (the “Merger”).

WHEREAS, Upon the Effective Time and thereafter, Section 2.04 of the Merger Agreement contemplates certain director nomination rights with respect to the Purchaser Board.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders mutually agree as follows. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement.

ARTICLE 1

BOARD OF DIRECTORS

1.1 Board of Directors and Committee Designation Rights; Voting Agreement.

(a) During the period beginning at the Effective Time and ending immediately prior to the 2011 Annual Meeting of the Stockholders of the Company (the “2011 Annual Meeting”), the Company shall maintain a Board of Directors (the “Board”) consisting of no more than seven (7) individuals, and each committee of the Board (including, without limitation, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee (the “Nominating Committee”), or other committees serving similar functions) shall be comprised of four (4) directors. The directors serving on each committee of the Board shall be selected in good faith by the Nominating Committee, and in the selection of the members of each committee the Nominating Committee shall ensure that the composition of each committee shall be in accordance with the rules, regulations and requirements of The NASDAQ Stock Market.

(b) Each of (i) Ampersand 2006 Limited Partnership, (ii) A.M. Pappas Life Science Ventures III, LP and PVIII CEO Fund, LP, and (iii) Novartis BioVentures Ltd. (each a “Designator”) shall have the right to submit to the Nominating Committee for consideration as a director the name of a director nominee (each such person a “Director Nominee”), and if the Nominating Committee deems, in the exercise of its reasonable good faith discretion, the Director Nominee qualified, the Nominating Committee shall appoint the Director Nominee to serve as a director (upon such appointment, a “Designated Director”) of the Company until the

2011 Annual Meeting. The Company shall fill any vacancies that may arise upon the resignation, removal, death or disability of any Designated Director with a new Designated Director designated in accordance with the foregoing Section 1.1, provided that the Designator who designated such Designated Director continues to own at least twenty-five percent (25%) of the Purchaser Common Stock issued to it as Merger Consideration in the Merger. The initial Director Nominees shall be Peter D. Parker, Michael D. Taylor and Chiang Li. All subsidiaries of the Company shall maintain a Board of Directors whose composition is identical to that of the Board.

(c) The Company shall provide at least thirty (30) days’ prior written notice of all intended mailings of notices to the Holders for a meeting at which directors are to be elected (or an action by written consent pursuant to which directors are to be elected) to each Designator, and each Designator shall notify the Company in writing, at least ten (10) days prior to such mailing, of the person(s) so designated as nominees for election as directors in accordance with Section 1.1. If any Designator shall fail to give notice to the Company as provided above, the Nominating Committee shall have the right to nominate any other person to fill such directorship in its reasonable judgment and in the exercise of good faith.

(d) Each Holder agrees to vote all of his, her or its Voting Securities from time to time and at all times in whatever manner as shall be necessary to ensure that (i) no director elected pursuant to Section 1.1 of this Agreement may be removed from office other than for cause unless (A) such removal is directed or approved by the Designator entitled under Section 1.1 to designate that director or (B) the Designator originally entitled to designate such director pursuant to Section 1.1 is no longer so entitled to designate such director; and (ii) any vacancies created by the resignation, removal, death or disability of a Designated Director shall be filled pursuant to the provisions of Section 1.1. All Holders agree to execute any written consents required to effectuate the obligations of this Agreement.

(e) The Company shall take such action as is necessary to convene meetings of the Nominating Committee, of the Board and, if applicable, meetings of the Holders for the appointment and election of the directors (or to act by written consent) in order to elect the Designated Directors in accordance with Section 1.1.

(f) The Company hereby represents and warrants that as of the date hereof the transactions contemplated hereby are not inconsistent with the Company’s Certificate of Incorporation or By-laws and agrees that until such time as the obligations under this Section 1.1 have expired, the Company will not take any action or amend its Certificate of Incorporation or By-laws in a manner inconsistent with or in derogation of this Agreement.

(g) Each Holder hereby grants to the Secretary of the Company, in the event that such Holder fails to vote its Voting Securities as required by this Agreement, a proxy coupled with an interest in all Voting Securities beneficially owned by such Holder to vote such Voting Securities in accordance with this Section 1.1, which proxy is irrevocable until this Agreement terminates pursuant to its terms or is amended to remove such grant of proxy in accordance with Section 1.1 of this Agreement.

ARTICLE 2

MISCELLANEOUS

2.1 Expenses. Except as otherwise provided herein, each of the parties hereto will pay its own expenses incurred by or on its behalf in connection with this Agreement or any transaction contemplated by this Agreement, whether or not such transaction shall be consummated, including without limitation all fees of its respective legal counsel and accountants

2.2 Notices. (a) All notices, requests, demands, consents or waivers and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by telecopy (with immediate confirmation), one business day after being sent if by nationally recognized overnight courier or if mailed, then four days after being sent by certified or registered mail, return receipt requested with postage prepaid:

If to the Holders, to the address set forth on the stock records books of the Company.

If to the Designators:

Ampersand 2006 Limited Partnership:

Ampersand Ventures

55 William St., Ste. 240

Wellesley, MA 02481

Attention: Herbert Hooper

Telecopy: 781-239-0824

A.M. Pappas Life Science Ventures III LP and PVIII CEO Fund, LP:

Pappas Ventures

2520 Meridian Parkway, Suite 400

Durham, NC 27713

Attention: Eric W. Linsley

Telecopy: 919-998-3301

Novartis Bioventures Ltd.:

Novartis Bioventures Ltd.

Five Cambridge Center,

Cambridge, MA 02142

Attention: Lauren Silverman

Telecopy: 617-871-3536

With a copy to:

Edwards Angel Palmer & Dodge LLP

111 Huntington Avenue

Boston, MA 02199-7613

Attention: James T. Barrett, Esq.

                 Matthew J. Gardella, Esq.

Telecopy: 617-227-4420

If to the Company:

MDRNA, Inc.

3830 Monte Villa Parkway

Bothell, WA 98021

Attention: J. Michael French, President and CEO

Telecopy: 425-908-3650

With a copy to:

Pryor Cashman LLP

7 Times Square

New York, NY 10036

Attention: Lawrence Remmel, Esq.

Telecopy: 212-798-6365

or, in each case, to such other person or address as any party shall furnish to the other parties in writing.

2.3 Binding; No Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of Law and except that the Company may assign all or part of this Agreement and its rights hereunder (a) to an Affiliate of the Company or (b) from and after the Closing to a person, not a party to this Agreement, who acquires substantially all of the assets of the Company and who assumes all of the obligations of the Company hereunder, provided in each such case that no such assignment shall release the Company from its duties and obligations hereunder.

2.4 Severability. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable Law of such jurisdiction as it shall then appear.

2.5 Governing Law; Consent to Jurisdiction and Venue. The parties acknowledge and agree that this Agreement shall be governed by the Laws of the State of Delaware as to all matters including, but not limited to, matters of validity, construction, effect, performance and liability, without consideration of conflicts of laws provisions contained therein and that the courts of the State of Delaware shall have exclusive jurisdiction of all disputes with respect to this Agreement, including without limitation, any dispute relating to the construction or interpretation of the rights and obligations of any party, which is not resolved through discussion between the parties.

Each party hereto hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of any Delaware State or Federal court sitting in New Castle County in any action or proceeding arising out of or relating to this Agreement, or any transaction contemplated hereby. The Company and the Holders hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding, and also irrevocably and unconditionally consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process by certified mail to their respective addresses specified in Section 2.2. The Company and the Holders further irrevocably and unconditionally agree that a final judgment in any such action or proceeding (after exhaustion of all appeals or expiration of the time for appeal) shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

2.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.7 Headings. The title of this Agreement and the headings of the Sections and Articles of this Agreement are for reference purposes only and shall not be used in construing or interpreting this Agreement.

2.8 Entire Agreement; Amendment; Waiver. This Agreement and any documents delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes all prior agreements, promises, covenants, arrangements, representations or warranties, whether oral or written, by any party hereto or any officer, director, employee or representative of any party hereto. No modification or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party to be charged therewith, provided, however, that the consent of the Holders comprising a majority of the shares of Purchaser Common Stock issued to the Holders as Merger Consideration and still held by the Holders shall be required to amend any provision of the Agreement impacting the rights of the Holders. The waiver or breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any other breach of the same or any other term or condition.

2.9 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their respective successors or assigns any rights or remedies under or by reason of this Agreement.

2.10 Gender; Tense, Etc. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa.

[Remainder of this page left blank intentionally; Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Stockholders’ Agreement as of the date first written above.

MDRNA, INC.

By:	/s/ J. Michael French
Name: J. Michael French
Title: President and CEO

HOLDERS

A.M. PAPPAS LIFE SCIENCE VENTURES III, LP

By:	/s/ Ford S. Worthy
Name: Ford S. Worthy
Title: Partner

PVIII CEO FUND, LP

By:	/s/ Ford S. Worthy
Name: Ford S. Worthy
Title: Partner

AMPERSAND 2006 LIMITED PARTNERSHIP

By: AMP-06 Management Company Limited Partnership, its General Partner

By:	AMP-06 MC LLC, its General Partner

By:	/s/ Herbert H. Hooper
Name: Herbert H. Hooper
Title: Member

[Stockholders’ Agreement Signature Page]

NOVARTIS BIOVENTURES LTD.

By:	/s/ H.S. Zivi
Name: H.S. Zivi
Title: Deputy Chairman

YED GLOBAL LIFESCIENCE I PARTNERSHIP

By:	/s/ Tsuneo Fujii
Name: Tsuneo Fujii
Title: President and Representative Director

YED IV, L.P.

By:	/s/ Tsuneo Fujii
Name: Tsuneo Fujii
Title: President and Representative Director

GOLD HILL VENTURE LENDING 03, L.P.

By: Gold Hill Venture Lending Partners 03, LLC, its general partner

By:	/s/ Rob Helm
Name: Rob Helm
Title: Managing Director

PETER D. PARKER

/s/ Peter D. Parker
Name: Peter D. Parker

CHIANG LI

/s/ Chiang Li
Name: Chiang Li

[Stockholders’ Agreement Signature Page]

ANNEX I

HOLDERS

A.M. PAPPAS LIFE SCIENCE VENTURES III, LP

PVIII CEO FUND, LP

AMPERSAND 2006 LIMITED PARTNERSHIP

NOVARTIS BIOVENTURES LTD.

YED GLOBAL LIFESCIENCE I PARTNERSHIP

YED IV, L.P.

GOLD HILL VENTURE LENDING 03, L.P.

PETER D. PARKER

CHIANG LI